EXHIBIT 99.1
PRESS RELEASE

1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701 (432) 684-3727		Manager of Investor Relations
http://www.plll.com		cindyt@plll.com
PARALLEL PETROLEUM ANNOUNCES
SECOND QUARTER 2007 FINANCIAL RESULTS
MIDLAND, Texas, (BUSINESS WIRE), August 8, 2007 — Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the second quarter ended June 30, 2007, compared to the results for the same period in 2006. In a separate press release issued today, Parallel announced its operations update.
Second Quarter Financial Results
For the three months ended June 30, 2007, Parallel reported net income of $3.5 million, or $0.09 per diluted share. Included in net income was a $2.2 million pre-tax loss on derivatives, which included settlements of $3.4 million. Parallel had no derivatives classified as hedges during the second quarter of 2007. For the three months ended June 30, 2006, Parallel recorded net income of $2.5 million, or $0.07 per diluted share. Included in net income for the three months ended June 30, 2006 was a $5.4 million pre-tax loss on derivatives, which included settlements of $1.1 million and a gain on ineffective portion of hedges of $0.05 million.
For the second quarter of 2007, Parallel’s oil and natural gas sales were 270 MBbls of oil and 1,679 MMcf of natural gas, or 550 MBOE. During this period, the average prices the Company received for its oil and natural gas on an unhedged basis were $59.24 per barrel and $6.79 per Mcf, or $49.81 per BOE. For the same period of 2006, oil sales were 298 MBbls at an average unhedged price of $63.17 per barrel and natural gas sales were 1,726 MMcf at an average unhedged price of $6.25 per Mcf, or 586 MBOE at an average unhedged price of $50.56 per BOE ($45.01 per BOE, net of the effect of hedges).
When comparing the second quarter of 2007 to the second quarter of 2006, oil and gas revenues increased approximately 4% to $27.4 million and total costs and expenses increased approximately 10% to $15.3 million, which reduced operating income by approximately 3% to $12.1 million. Total costs and expenses increased primarily due to increases in lease operating expense, general and administrative expense, and depreciation, depletion and amortization costs. Interest expense increased approximately 37% to $4.3 million.
Six Months Financial Results
For the six months ended June 30, 2007, Parallel reported net income of $3.4 million, or $0.09 per diluted share. Included in net income was a $6.6 million pre-tax loss on derivatives, which included settlements of $5.9 million. Parallel had no derivatives classified as hedges during the six months ended June 30, 2007. For the six months ended June 30, 2006, Parallel recorded net income of $4.1 million, or $0.11 per diluted share. Included in net income for the six months ended June 30, 2006 was a $10.0 million pre-tax loss on derivatives, which included settlements of $2.7 million and a gain on ineffective portion of hedges of $0.2 million.
For the six months ended June 30, 2007, Parallel’s oil and natural gas sales were 543 MBbls of oil and 3,200 MMcf of natural gas, or 1,076 MBOE. During this period, the average prices the Company received for its oil and natural gas on an unhedged basis were $55.56 per barrel and $6.34 per Mcf, or $46.89 per BOE. For the same period of 2006, oil sales were 566 MBbls at an average unhedged price of $60.56 per barrel and natural gas sales were 2,893 MMcf at an average unhedged price of $6.42 per Mcf, or 1,048 MBOE at an average unhedged price of $50.43 per BOE ($44.72 per BOE, net of the effect of hedges).
When comparing the six months ended June 30, 2007 to the six months ended June 30, 2006, oil and gas revenues increased approximately 8% to $50.5 million and total costs and expenses increased approximately 20% to $30.1 million, which reduced operating income by approximately 7% to $20.4 million. Total costs and expenses increased primarily due to increases in lease operating expense, general and administrative expense, and depreciation, depletion and amortization costs. Interest expense increased approximately 43% to $8.0 million.
-more-

Parallel Petroleum Announces
2Q 2007 Financial Results
August 8, 2007

When comparing the six months ended June 30, 2007 to the six months ended June 30, 2006, net cash provided by operating activities decreased approximately 14% to $34.7 million, net cash used in investing activities decreased approximately 29% to $80.7 million, and net cash provided by financing activities decreased approximately 38% to $45.6 million.
Balance Sheet Review
At June 30, 2007, current assets were $36.5 million, which included $5.5 million of cash and cash equivalents. Current liabilities were $55.7 million, including current derivative obligations of $17.0 million. Long-term liabilities were $250.0 million, including $209.5 million of debt and $9.1 million of derivative obligations. The borrowing base under the Company’s revolving credit facility was $190.0 million as of June 30, 2007, and outstanding borrowings under the revolving credit facility at that same date were $159.5 million. In addition, the Company had $50.0 million outstanding under its second lien term loan facility. Effective July 31, 2007, the Company issued $150.0 million of 10.25% Senior Notes due 2014. The proceeds were used to pay off the $50.0 million second lien term loan facility and to reduce the revolving credit facility by $93.0 million. As of July 31, 2007, the borrowing base under the Company’s revolving credit facility was $150.0 million, and outstanding borrowings under the revolving credit facility at that same date were $71.0 million. As of June 30, 2007, the Company’s net capitalized costs associated with its oil and gas properties and other equipment were $446.3 million. Stockholders’ equity was $188.5 million.
Management Comments
Larry C. Oldham, Parallel’s President, commented, “Our recent $150 million notes offering enhances our ability to execute our business plan. We expect our production volumes to increase during the third quarter as work-in-progress wells in the Barnett Shale and Wolfcamp are completed and brought online. As we discussed in our operations update press release today, as of August 1, we had 15 gross, or 6.17 net, wells in our two resource gas projects that were completing, awaiting completion, or shut-in awaiting pipeline connection. Additionally there were 2 wells drilling in the Barnett Shale, 2 wells drilling in the Wolfcamp, and 1 well drilling in the Permian Basin.”
Conference Call and Webcast Information
Parallel’s management will host a conference call to discuss current operations, production, reserves and financial results for the quarter ended June 30, 2007. In addition to this press release, please refer to Parallel’s operations update press release also dated August 8, 2007 and its Form 10-Q Report for the quarter ended June 30, 2007 that was filed with the Securities and Exchange Commission on August 8, 2007.
The conference call will be held on Thursday, August 9, 2007, at 2:00 p.m. Eastern time (1:00 p.m. Central time). To participate in the call, dial 800-884-5695 or 617-786-2960, Participant Passcode 16962291, at least five minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, http://www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 888-286-8010 or 617-801-6888, Passcode 21983303.
SELECTED FINANCIAL STATEMENTS AND SCHEDULES FOLLOW
-more-

Parallel Petroleum Announces
2Q 2007 Financial Results
August 8, 2007

PARALLEL PETROLEUM CORPORATION
Consolidated Balance Sheets
(dollars in thousands, except share data)

	June 30,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,515	$5,910
Accounts receivable:
Oil and natural gas sales	17,628	18,605
Joint interest owners and other, net of allowance for doubtful account of $50	4,127	7,209
Affiliates and joint ventures	1,538	3,338

	23,293	29,152
Other current assets	2,298	2,863
Deferred tax asset	5,423	4,340

Total current assets	36,529	42,265

Property and equipment, at cost:
Oil and natural gas properties, full cost method (including $69,203 and $50,375 not subject to depletion)	572,809	501,405
Other	2,771	2,614

	575,580	504,019
Less accumulated depreciation, depletion and amortization	(129,315)	(115,513)

Net property and equipment	446,265	388,506

Restricted cash	52	325
Investment in pipelines and gathering system ventures	8,708	6,454
Other assets, net of accumulated amortization of $1,401 and $760	2,724	5,268

	$494,278	$442,818

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$38,002	$36,171
Asset retirement obligations	686	701
Derivative obligations	17,022	14,109

Total current liabilities	55,710	50,981

Revolving credit facility	159,500	115,000
Term loan	50,000	50,000
Asset retirement obligations	4,156	4,362
Derivative obligations	9,137	14,386
Deferred tax liability	27,248	24,307

Total long-term liabilities	250,041	208,055

Commitments and contingencies
Stockholders’ equity:
Series A preferred stock — par value $0.10 per share, authorized 50,000 shares	—	—
Common stock — par value $0.01 per share, authorized 60,000,000 shares, issued and outstanding 37,893,523 and 37,547,010	378	375
Additional paid-in capital	141,727	140,353
Retained earnings	46,422	43,054

Total stockholders’ equity	188,527	183,782

	$494,278	$442,818

-more-

Parallel Petroleum Announces
2Q 2007 Financial Results
August 8, 2007

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Oil and natural gas revenues:
Oil and natural gas sales	$27,354	$29,594	$50,470	$52,870
Loss on hedging	—	(3,252)	—	(5,985)

Total revenues	27,354	26,342	50,470	46,885

Cost and expenses:
Lease operating expense	5,576	3,741	9,975	7,316
Production taxes	1,194	1,468	2,248	2,578
Production tax refund	(1,209)	—	(1,209)	—
General and administrative	2,580	2,613	5,245	4,742
Depreciation, depletion and amortization	7,150	6,140	13,859	10,428

Total costs and expenses	15,291	13,962	30,118	25,064

Operating income	12,063	12,380	20,352	21,821

Other income (expense), net:
Loss on derivatives not classified as hedges	(2,170)	(5,493)	(6,605)	(10,207)
Gain on ineffective portion of hedges	—	52	—	195
Interest and other income	56	25	108	93
Interest expense	(4,312)	(3,158)	(8,020)	(5,599)
Other expense	21	(39)	(15)	(68)
Equity in loss of pipelines and gathering system ventures	(289)	(10)	(594)	(29)

Total other income (expense), net	(6,694)	(8,623)	(15,126)	(15,615)

Income before income taxes	5,369	3,757	5,226	6,206
Income tax expense, deferred	(1,905)	(1,293)	(1,858)	(2,131)

Net income	$3,464	$2,464	$3,368	$4,075

Net income per common share:
Basic	$0.09	$0.07	$0.09	$0.12

Diluted	$0.09	$0.07	$0.09	$0.11

Weighted average common shares outstanding:
Basic	37,786	34,940	37,667	34,896

Diluted	38,769	35,638	38,763	35,572

-more-

Parallel Petroleum Announces
2Q 2007 Financial Results
August 8, 2007

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2007 and 2006
(unaudited)
(dollars in thousands)

	2007	2006
Cash flows from operating activities:
Net income	$3,368	$4,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	13,859	10,428
Accretion of asset retirement obligation	164	101
Deferred income tax	1,858	2,131
Loss on derivatives not classified as hedges	6,605	10,207
Gain on ineffective portion of hedges	—	(195)
Stock option expense	59	292
Equity in loss of pipelines and gathering system ventures	594	29
Bad debt expense	(30)	—

Changes in assets and liabilities:
Other assets, net	(88)	718
Restricted cash	273	—
Decrease (increase) in accounts receivable	5,889	(2,696)
Decrease (increase) in other current assets	293	(457)
Increase in accounts payable and accrued liabilities	1,831	15,508
Federal tax deposit	—	(40)

Net cash provided by operating activities	34,675	40,101

Cash flows from investing activities:
Additions to oil and natural gas properties	(73,553)	(107,159)
Use of restricted cash for acquisition of oil and natural gas properties	—	2,366
Proceeds from disposition of oil and natural gas properties	1,764	41
Additions to other property and equipment	(214)	(784)
Settlements on derivative instruments	(5,862)	(2,651)
Investment in pipelines and gathering system ventures	(2,848)	(6,209)

Net cash used in investing activities	(80,713)	(114,396)

Cash flows from financing activities:
Borrowings from bank line of credit	46,000	73,500
Payments on bank line of credit	(1,500)	—
Deferred financing cost	(175)	(56)
Proceeds from exercise of stock options	1,318	766

Net cash provided by financing activities	45,643	74,210

Net decrease in cash and cash equivalents	(395)	(85)

Cash and cash equivalents at beginning of period	5,910	6,418

Cash and cash equivalents at end of period	$5,515	$6,333

Non-cash financing and investing activities:
Oil and natural gas properties asset retirement obligations	$(385)	$1,825
Non-cash exchange of oil and natural gas properties
Properties received in exchange	$6,463	$—
Properties delivered in exchange	$(5,495)	$—
Other transactions:
Interest paid	$8,474	$5,026
-more-

Parallel Petroleum Announces
2Q 2007 Financial Results
August 8, 2007

PARALLEL PETROLEUM CORPORATION
SELECTED OPERATING AND FINANCIAL DATA

	Three Months Ended		Six Months Ended
	6/30/2007	6/30/2006	6/30/2007	6/30/2006
	(in thousands, except per unit data)		(in thousands, except per unit data)
Production Volumes:
Oil (Bbls)	270	298	543	566
Natural gas (Mcf)	1,679	1,726	3,200	2,893
BOE (1)	550	586	1,076	1,048
BOE per day	6.0	6.4	5.9	5.8

Sales Prices:
Oil (per Bbl) (2)	$59.24	$63.17	$55.56	$60.56
Natural gas (per Mcf) (2)	$6.79	$6.25	$6.34	$6.42
BOE price (2)	$49.81	$50.56	$46.89	$50.43
BOE price (3)	$49.81	$45.01	$46.89	$44.72

Operating Revenues:
Oil	$15,956	$18,802	$30,167	$34,284
Oil hedge	—	(3,252)	—	(5,985)
Natural gas	11,398	10,792	20,303	18,586

	$27,354	$26,342	$50,470	$46,885

Operating Expenses and Income:
Lease operating expense	$5,576	$3,741	$9,975	$7,316
Production taxes	1,194	1,468	2,248	2,578
Production tax refund	(1,209)	—	(1,209)	—
General and administrative:
General and administrative	1,768	1,523	3,412	2,657
Public reporting	812	1,090	1,833	2,085
Depreciation, depletion and amortization	7,150	6,140	13,859	10,428

	15,291	13,962	30,118	25,064

Operating income	12,063	12,380	20,352	21,821

Other income (expense), net
Loss on derivatives not classified as hedges	(2,170)	(5,493)	(6,605)	(10,207)
Gain on ineffective portion of hedges	—	52	—	195
Interest and other income	56	25	108	93
Interest expense	(4,312)	(3,158)	(8,020)	(5,599)
Other expense	21	(39)	(15)	(68)
Equity in loss of pipelines and gathering system ventures	(289)	(10)	(594)	(29)

Total other income (expense), net	(6,694)	(8,623)	(15,126)	(15,615)

Income before income taxes	5,369	3,757	5,226	6,206
Income tax expense, deferred	(1,905)	(1,293)	(1,858)	(2,131)

Net income	$3,464	$2,464	$3,368	$4,075

Net income per common share:
Basic	$0.09	$0.07	$0.09	$0.12
Diluted	$0.09	$0.07	$0.09	$0.11

Weighted average common shares outstanding:
Basic	37.8	34.9	37.7	34.9
Diluted	38.8	35.6	38.7	35.6

(1)	A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil.

(2)	Excludes hedge transactions.

(3)	Includes hedge transactions.
-more-

Parallel Petroleum Announces
2Q 2007 Financial Results
August 8, 2007

PARALLEL PETROLEUM CORPORATION
DERIVATIVES INFORMATION AS OF JUNE 30, 2007 (1)
OIL COLLARS:

		NYMEX Oil Prices		Fair Market
Period of Time	Barrels of Oil	Floor	Cap	Value
				($ in thousands)
Jul 1, 2007 thru Dec 31, 2007	147,200	$55.63	$84.88	$(25)
Jan 1, 2008 thru Dec 31, 2008	237,900	$60.38	$81.08	(161)
Jan 1, 2009 thru Dec 31, 2009	620,500	$63.53	$80.21	(38)
Jan 1, 2010 thru Oct 31, 2010	486,400	$63.44	$78.26	(251)

Total Fair Market Value				$(475)

NATURAL GAS COLLARS:

		Houston Ship Channel
	MMBTU of	or WAHA Gas Prices		Fair Market
Period of Time	Natural Gas	Floor	Cap	Value
				($ in thousands)
Jul 1, 2007 thru Oct 31, 2007	123,000	$6.00	$11.05	$24
Jul 1, 2007 thru Oct 31, 2007	369,000	$6.25	$8.90	104
Jul 1, 2007 thru Mar 31, 2008	1,650,000	$6.50	$9.50	218

Total Fair Market Value				$346

COMMODITY SWAPS:

		NYMEX Oil	Fair Market
Period of Time	Barrels of Oil	Swap Price	Value
			($ in thousands)
Jul 1, 2007 thru Dec 31, 2007	239,200	$34.36	$(8,674)
Jan 1, 2008 thru Dec 31, 2008	439,200	$33.37	(16,185)

Total Fair Market Value			$(24,859)

INTEREST RATE SWAPS:

		Weighted Avg
	Notional	Fixed	Fair Market
Period of Time	Amounts	Interest Rates	Value
	($ in millions)		($ in thousands)
Jul 1, 2007 thru Dec 31, 2007	$100	4.62%	$415
Jan 1, 2008 thru Dec 31, 2008	$100	4.86%	331
Jan 1, 2009 thru Dec 31, 2009	$50	5.06%	100
Jan 1, 2010 thru Oct 31, 2010	$50	5.15%	93

Total Fair Market Value			$939

(1)	BNP Paribas and Citibank, NA are the counterparties in Parallel’s derivative instruments.
-more-

Parallel Petroleum Announces
2Q 2007 Financial Results
August 8, 2007

The Company
Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.
This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “initial daily test rates,” “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, weaknesses in the Company’s internal controls, the inherent variability in early production tests, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.
###